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                                  LAW OFFICES
                                JENNER & BLOCK                   EXHIBIT 8
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 ONE IBM PLAZA
                            CHICAGO, ILLINOIS 60611

                                (312) 222-8350
                              (312) 527-0484 FAX

                                                          November 1, 1996

Tenneco Inc.
1275 King Street
Greenwich, Connecticut 06831

    Re: FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

Dear Ladies and Gentlemen:

  You have requested our opinion as to certain federal income tax consequences of the Transaction, as such term is defined in the Registration Statement on Form S-4 (Reg. No. 333-10911), filed by El Paso Natural Gas Company, a Delaware corporation, with the Securities and Exchange Commission, as amended (the "Registration Statement"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.

  In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Joint Proxy Statement-Prospectus filed as part of the Registration Statement (the "Joint Proxy Statement-Prospectus"), and such other documents and representations of representatives of Tenneco and El Paso as we have deemed necessary or appropriate. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed the transactions related to the Transaction will be consummated as described in the Joint Proxy Statement-Prospectus.

  In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and other authorities as we have considered relevant. We caution that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions stated herein.

  Based on the foregoing, we are of the opinion that the statements and legal conclusions contained in the Joint Proxy Statement--Prospectus under the captions "SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS--Certain Federal Income Tax Consequences," "RISK FACTORS--Risks Relating to the Transaction--Potential Federal Income Tax Liabilities" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" to the extent that they constitute matters of law or legal conclusions, are correct in all material respects. In addition, we consent to the reference to Jenner & Block in the Joint Proxy Statement-Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

  Except as expressly set forth in the Joint Proxy Statement-Prospectus, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Transaction or of any transaction related to the Transaction. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express prior written permission.

                                          Very truly yours,

                                          /s/ Jenner & Block

                                          Jenner & Block